SCHEDULE 14
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ X ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

MECHANICAL TECHNOLOGY INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required.
[ ] Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.
  Title of each class of securities to which transaction applies:

  ____________________________________________________________________

  Aggregate number of securities to which transaction applies:

  ____________________________________________________________________

  Per unit price or other underlying value of transaction computed pursuant to

  Exchange Act Rule 0-11:

  ____________________________________________________________________

  Proposed maximum aggregate value of transaction:

  ____________________________________________________________________

  Total fee paid:

____________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  Amount Previously Paid:

  ___________________________________________________________

  Form, Schedule or Registration Statement No.:

___________________________________________________________

(3) Filing Party:

___________________________________________________________

(4) Date Filed:

___________________________________________________________

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

May __, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders (the Annual Meeting) of Mechanical Technology Incorporated, a New York corporation (the Company), to be held on Thursday, June 24, 2004 at 10:00 a.m., local time, at The Century House, 997 New Loudon Road, Route 9, Latham, New York.

The Annual Meeting has been called for the purpose of (i) electing three Directors, each for a three-year term, (ii) approving the private placement of the Company's common stock to Fletcher International, Ltd., (iii) ratifying the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2004 and (iv) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 26, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote FOR the election of the three nominees as Directors of the Company, vote FOR the approval of the private placement of the Company's common stock to Fletcher International, Ltd., and vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, each described in the accompanying Proxy Statement.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

Sincerely,

Dale W. Church

Chairman and CEO

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

(518) 533-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the Annual Meeting) of Mechanical Technology Incorporated, a New York corporation (the Company), will be held on Thursday, June 24, 2004, at 10:00 a.m., local time, at The Century House, 997 New Loudon Road, Route 9, Latham, New York for the purpose of considering and voting upon:

  The election of three Directors, each to hold office until the Company's 2007 annual meeting of shareholders and until such Director's successor is duly elected and qualified.
  The approval of the private placement of the Company's common stock to Fletcher International, Ltd.
  The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2004.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 26, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on April 26, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event that there are insufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Catherine S. Hill

Corporate Secretary

Albany, NY

May __, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Mechanical Technology Incorporated to be held on June 24, 2004, and any adjournment thereof, at The Century House, 997 New Loudon Road, Route 9, Latham, New York.

The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the shareholder. The following proposals will be voted upon by the shareholders: 1) the election of directors; 2) the approval of the private placement of the Company's common stock to Fletcher International, Ltd.; and 3) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ended December 31, 2004. The proxy may be revoked any time before it is exercised.

This Proxy is first being mailed to shareholders on or about May __, 2004. At the close of business on April 26, 2004 the Company had outstanding 29,224,666 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on the matters to be voted upon by such shareholder. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present but do not affect the outcome of the election. A plurality vote is required for the election of Directors. An affirmative vote of a majority of the votes cast is necessary to approve all other actions. Votes will be tabulated by inspectors of election appointed in accordance with the applicable provisions of the New York Business Corporation Law.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share an address. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request. Requests may be made by mail to: Investor Relations Department, Mechanical Technology Incorporated, 431 New Karner Road, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 533-2200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company directly at the address or phone number listed above.

Proposal No. 1

ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, three Directors are to be elected, each to hold office until the expiration of his or her term and until a successor shall be elected and shall qualify. The Directors serve staggered terms.

Listed below are the three Directors nominated for election in Steven Fischer's case or re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a three-year term expiring at the Annual Meeting in 2007.
	Position with		Director
Name	the Company	Age	Since
Steven Fischer	Director	60	2003
Dr. Walter Robb	Director	76	1997
Dr. Beno Sternlicht	Director	76	1996

The Board of Directors has nominated Steven Fischer, Dr. Walter Robb and Dr. Beno Sternlicht to serve three-year terms, expiring in 2007. Dennis O'Connor is beginning the third year of a three-year term, expiring 2005. Dale Church, Edward Dohring and David Eisenhaure are beginning the second year of three-year terms, expiring in 2006.

Certain Information Regarding Director Nominees

Mr. Fischer, 60, a Director and Chairman of the Audit Committee since September 12, 2003 and a Director of MTI MicroFuel Cells Inc. since March 4, 2004, was President and Chief Executive Officer of Urbach Kahn & Werlin Advisors, Inc. from 1985 until December 31, 2001 and since January 1, 2002 has been Chairman of Urbach Kahn & Werlin Advisors, Inc., which is a Centerprise Advisors, Inc. company, and a former member of the board of directors of Centerprise, which is ranked among the 15 largest professional service firms in the United States; he is also a former Chairman and current board member of Urbach Kahn & Werlin LLP, Certified Public Accountants and a former Chairman and board member of Urbach Hacker Young International, the entity responsible for international services to firm clients, which he co-founded and which currently has more than 4,200 employees in 46 countries worldwide.

Dr. Robb, 76, a Director since 1997, has been a management consultant and President of Vantage Management, Inc., since 1993. Prior to that, Dr. Robb was with General Electric Company ("GE") in a number of executive positions. He was Senior Vice President for Corporate Research and Development from 1986 until his retirement on December 31, 1992, directing the GE Research and Development Center, one of the world's largest and most diversified industrial laboratories, and serving on GE's Corporate Executive Council. He served on the Board of Directors of Plug Power Inc., from 1997 through October 9, 2002, and is a Director of Celgene Corp. and a number of privately owned companies.

Dr. Sternlicht, 76, a Director since 1996 and a co-founder of the Company, is also a Director of MTI MicroFuel Cells Inc. and a Director of MTI Instruments, Inc., has been President of Benjosh Management Assoc., a management firm in New York City, since 1976; President of AMEAST Corporation, a consulting and trading corporation, since 1974; and President of Arben International, LLC, a distribution and manufacturing firm for products for the furniture and home décor industry, with offices in Russia, China and the United States, since 1994. He has also served as Chairman of the Board of Comfortex Corp., a window shade developer and manufacturer, from 1992 until its sale to Hunter Douglas in 1999, and currently serves as shareholder representative to the board of directors of Hunter Douglas. Dr. Sternlicht was a Director of the Company from 1961 to 1992, and prior to 1985 held the position of Technical Director and Board Chairman. Dr. Sternlicht was one of the founders of VITA (Volunteers in Technical Assistance), and has served on various advisory committees of NASA, the Department of Energy and the Commerce Department under Presidents Carter, Reagan and Bush, and served as an Advisor on Energy to the People's Republic of China, Israel and India.

The Board of Directors recommends that you vote FOR election of the three nominees listed above as Directors of the Company.

Certain Information Regarding Incumbent Directors

Mr. Church, 64, a Director since 1997 became the Chief Executive Officer and Chairman of the Board on October 22, 2002. Mr. Church is a Director of MTI Instruments, Inc. and became Chairman of the Board of MTI MicroFuel Cells Inc. on October 22, 2002. Mr. Church has practiced law in private practice, government, and corporate environments for over 30 years with specialties in U.S. and international government contracting, developing companies, mergers and acquisitions, and joint ventures. He has been the Chief Executive Officer of Ventures & Solutions LLC since 1996, was the Chairman and CEO of Intelligent Inspection Corporation from 1999 to April 2003, and was a partner in the law firm of McDermott, Will & Emery from 1993 to 1997. He served as General Counsel to the American Electronics

Association from 1994 to 1998. His previous experience includes working for the U.S. Government's Central Intelligence Agency and Department of Defense and as corporate counsel to establish several companies in the Silicon Valley of California. He is a Director of the National Defense Industrial Association and is a director of various private corporations.

Mr. Dohring, 70, is currently Chairman of the Board of MTI Instruments, Inc. where he served as President from April 1, 2000 to April 5, 2002, and has been a Director of the Company since 1997. Mr. Dohring retired on December 31, 1998 from Silicon Valley Group, Inc. ("SVG") where he had been Vice President since July 1992 and President of its SVG Lithography Systems, Inc. ("SVGL") unit since October 1994. From June 1992 to October 1994, he served as President of SVG's Track Systems Division. He joined SVG from Rochester Instrument Systems, Inc., where he served as President from April 1989 to June 1992. He also held management positions with General Signal, CVC Products, Bendix, Bell & Howell and Veeco Instruments. He is a member of the Board of Directors of Tegal Corporation, and has served as a director of Semiconductor Equipment & Materials International (SEMI) and International Disc Equipment Manufacturers Association (IDEMA).

Mr. Eisenhaure, 58, a Director since 2000, has served as President, Chief Executive Officer and Chairman of the Board of Directors of SatCon Technology Corporation ("SatCon") since 1985. Prior to founding SatCon, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated, from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. In addition to his duties at SatCon, Mr. Eisenhaure holds an academic position at the Massachusetts Institute of Technology, serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure became a Director of the Company when he was selected by SatCon as its designee on the Company's Board of Directors pursuant to the agreements entered into in connection with the October 1999 transactions between SatCon and the Company whereby the Company sold its subsidiary,

Ling Electronics, to SatCon and agreed to invest approximately $7 million in SatCon. He is also a member of the Board of Directors of Implant Sciences Corp.

Mr. O'Connor, 64, a Director since 1993, is a registered patent attorney, and from 1984 until his retirement in June 2000, was the Director of New Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family.

Proposal No. 2

Approval of Private Placement

Introduction

We are asking you to approve the issuance and sale, through a private placement, to Fletcher International, Ltd., or Fletcher, of (1) 1,418,842 shares of our common stock, issued to Fletcher on January 29, 2004, for an aggregate purchase price of $10 million, or $7.048 per share, and (2) rights to purchase up to an additional $28 million of our common stock and in certain instances up to 2,700,000 shares of Plug Power Inc. common stock owned by us. We consummated the Fletcher private placement on January 29, 2004 and amended its terms on May 4, 2004. The private placement is subject to the terms and conditions outlined in the Agreement between the Company and Fletcher dated as of January 26, 2004, amended as of May 4, 2004 and the Certificate of Additional Investment Rights issued by the Company on May 4, 2004.

The first paragraph of the Introduction is a brief summary of some of the principal terms of the private placement as amended. A more detailed description is contained below in this Proxy Statement. This summary and the more detailed description below are qualified by reference to the Agreement between Fletcher and the Company, as amended, and the Certificate of Additional Investment Rights issued by the Company on May 4, 2004 (which was issued in exchange for the Certificate of Additional Investment Rights issued on January 29, 2004). The Agreement between Fletcher and the Company and the Certificate of Additional Investment Rights issued on January 29, 2004 are attached as exhibits to our Form 8-K, filed with the SEC on January 27, 2004. The amendments to the Agreement between Fletcher and the Company, and the Certificate of Additional Investment Rights issued by the Company on May 4, 2004 are attached as exhibits to our Form 8-K, filed with the SEC on May 4, 2004.

Reasons for the Transaction

The principal reason for the private placement is to provide us with additional working capital to continue to invest in and support MTI MicroFuel Cells in its development and commercialization of Direct Methanol Micro Fuel Cells (DMFCs) as a future power source for portable electronic devices. The Company is committed to the commercialization of DMFCs. One of the most significant challenges facing the commercialization of any new technology is the ability to finance that technology through commercialization. The Company needed sufficient cash reserves available to help assure that it would have sufficient cash to fund MTI Micro through to commercialization of DMFCs. We believe that the best option for us is to obtain that additional financing, in part, through the private placement. The proceeds of the Fletcher private placement have been and will continue to be used to fund the operations of MTI Micro and for other general corporate purposes.

Any exercises of the additional investment rights could result in sales of our common stock at prices that are below the market for our common stock at the time of exercise and could result in substantial dilution to our shareholders. In addition, the number of shares of Plug Power common stock Fletcher may purchase and the exercise price for those shares are subject to fluctuation based on the market price of our common stock and the market price of Plug Power common stock. Accordingly, Fletcher may, in certain instances, purchase shares of Plug Power common stock either at a price below the fair market value of such shares, thereby reducing the value of our assets, or even if based on the market price of Plug Power shares, at a price which we would otherwise not desire to sell such shares.

Background of the Transaction

Our Board of Directors and management considered a number of different financing alternatives prior to entering into the Agreement with Fletcher. During 2003, management met with more than six private equity groups and investment bankers specializing in private placements. We also evaluated other types of financing, including the sale of Plug Power shares, the sale of MTI Micro common shares and acquisitions of companies with substantial cash balances. Several of these financing alternatives generated proposals, which were discussed by our Board of Directors, but which the Board of Directors ultimately determined were not in the best interest of the shareholders.

Fletcher presented us with a term sheet initially in November 2003 and began its due diligence of the Company. After extensive negotiations, Fletcher and the Company agreed to the principal deal terms in January 2004. At a meeting of the Board of Directors on January 13, 2004, the Board approved the private placement with Fletcher. On January 26, 2004, the Company and Fletcher signed definitive agreements and the Company issued a press release the next day. We filed the press release with the SEC on January 27, 2004 on Form 8-K and included copies of the Agreement and the Certificate of Additional Investment Rights.

On May 4, 2004, we amended our agreement with Fletcher. The agreement, as amended, includes a change in the exercise price for the rights to purchase additional shares of MTI common stock to a fixed price of $6.34 per share from, in the original agreement, $7.05 per share until December 31, 2005 and the lesser of $7.05 per share or a variable price in 2006. The change to a fixed price substantially reduces the potential for shareholder dilution if shares had been purchased at a variable price in 2006. The price remains subject to adjustment upon the occurrence of certain limited events. The agreement, as amended, also includes:

        an increase in the rights to purchase additional shares of MTI common stock to $28 million from $26 million;
  a reduction in Fletcher's right to purchase Plug Power Inc. (NASDAQ:PLUG) common stock escrowed by the Company to a maximum of 2,700,000 shares from a maximum of 3,000,000 shares;
  an extension of the exercise period for the right to purchase Plug Power Inc. common stock to one or more purchases between June 1, 2005 and December 31, 2006 from a one-time purchase in June of 2005;
  an extension of MTI's ability to withdraw Plug Power Inc. common stock from escrow through December 31, 2006 instead of through June 30, 2005; and
  an extension of the exercise period for the right to invest the first $8 million in MTI's common stock to any time prior to December 31, 2004 from any time prior to ninety business days after the effective date of MTI's registration statement.

The amendments to the Agreement between Fletcher and the Company, and the Certificate of Additional Investment Rights issued by the Company on May 4, 2004 are attached as exhibits to our Form 8-K, filed with the SEC on May 4, 2004.

Why We Need Shareholder Approval

As a NASDAQ listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Under Marketplace Rule 4350(i), we must obtain shareholder approval for a transaction involving the sale or issuance of shares of common stock (or securities convertible or exercisable for common stock) at a price below the book value or market value of such shares, where the amount of stock being issued is equal to 20% or more of our common stock outstanding prior to such issuance or represents 20% or more of the voting power outstanding prior to such issuance. Our amended agreement with Fletcher requires that we seek shareholder approval of all shares of our common stock issued or issuable to Fletcher. In the event we obtain such shareholder approval, Fletcher's exercise of its additional investment rights may result in the issuance of more than 20% of our common stock outstanding on January 26, 2004 at a price that may be below the market value. Accordingly, we are seeking shareholder approval in order to satisfy Rule 4350(i) and the terms of our amended agreement with Fletcher.

The amended Fletcher agreement provides that prior to obtaining shareholder approval, Fletcher may not exercise its additional investment rights if such exercise would result in issuances to Fletcher in the private placements (which include all prior issuances) of more than 19.99% of our common stock outstanding on January 26, 2004. If we do not obtain shareholder approval, Fletcher will be entitled to a "net basis settlement" as more fully described under the caption "Net Basis Settlement" below.

Private Placement

On January 29, 2004, we issued to Fletcher, in a private placement (1) 1,418,842 shares of our common stock for an aggregate purchase price of $10 million, or $7.048 per share, and (2) rights to purchase up to an additional $26 million of our common stock and in certain instances up to 3,000,000 shares of Plug Power common stock owned by us, which rights are referred to herein as the additional investment rights. We have been and will continue to use the proceeds of the private placement primarily to support the operations of MTI Micro and for other general corporate purposes. We filed a registration statement with the SEC on February 3, 2004 for 6,384,790 shares, as required by our agreement with Fletcher, to permit Fletcher to re-sell the shares of our common stock issued to Fletcher and any shares of our common stock that Fletcher may have acquired in the future upon exercise of its additional investment rights or upon the occurrence of certain other events.

On May 4, 2004, we amended our agreement with Fletcher. The agreement, as amended, includes a change in the exercise price for the rights to purchase additional shares of MTI common stock to a fixed price of $6.34 per share from, in the original agreement, $7.05 per share until December 31, 2005 and the lesser of $7.05 per share or a variable price in 2006. The change to a fixed price substantially reduces the potential for shareholder dilution if shares had been purchased at a variable price in 2006. The price remains subject to adjustment upon the occurrence of certain limited events. The agreement, as amended, also includes:

  an increase in the rights to purchase additional shares of MTI common stock to $28 million from $26 million;
  a reduction in Fletcher's right to purchase Plug Power Inc. (NASDAQ:PLUG) common stock escrowed by the Company to a maximum of 2,700,000 shares from a maximum of 3,000,000 shares;
  an extension of the exercise period for the right to purchase Plug Power Inc. common stock to one or more purchases between June 1, 2005 and December 31, 2006 from a one-time purchase in June of 2005;
  an extension of MTI's ability to withdraw Plug Power Inc. common stock from escrow through December 31, 2006 instead of through June 30, 2005; and
  an extension of the exercise period for the right to invest $8 million to any time prior to December 31, 2004 from any time prior to ninety business days after the effective date of the registration statement.

Additional Investment Rights

The amended additional investment rights provide Fletcher with the right, but not the obligation, to purchase up to an additional $8 million of our common stock at any time prior to December 31, 2004, at a price per share equal to $6.34. In addition, in the event Fletcher exercises in full such $8 million investment right, Fletcher shall have the right, but not the obligation, to purchase, in a single purchase or multiple purchases, up to an additional $20 million of our common stock at any time prior to December 31, 2006 at a price per share equal to $6.34, which date may be extended in the event that we have not satisfied our contractual obligations with respect to the registration for resale of common stock issued or issuable to Fletcher.

The table below illustrates the number of shares Fletcher would receive upon exercise of its $20 million additional investment right at a price per share equal to $6.34 (such exercise price is subject to adjustment as described under "Adjustment Provisions") . Note that our amended agreement with Fletcher provides that the maximum number of shares we could potentially issue to Fletcher is 8,330,411 shares.

Shares Issuable in
Purchase Price	Exchange for $20
MTI Stock	Million Investment
$6.34	3,154,575

Plug Power Shares

In connection with the amended private placement agreement, the Company has reduced the number of shares of Plug Power it has deposited into escrow to 2,700,000 shares, a reduction of 300,000 shares. Commencing immediately after the SEC declares effective the registration statement relating to shares of our common stock that Fletcher owns (or may acquire), we continue to have the right to have 250,000 of such shares released from escrow to us, on a monthly basis, in the event that on any day during such month, the prevailing price of our common stock exceeds $6.343 (which price may have been adjusted to reflect stock splits, recombinations, stock dividends or the like). If Fletcher does not exercise its right to purchase the first additional $8 million of our common stock, all of such Plug Power shares will be released from escrow to us. If, however, Fletcher does exercise such right, then at any time, on one or multiple occasions, from June 1, 2005 to December 31, 2006, Fletcher may exercise its right to purchase from us a number of shares of Plug Power common stock totaling $10,000,000 divided by the prevailing price per share of Plug Power common stock, but only to the extent of the number of shares remaining in escrow.

The exercise price for the Plug Power investment right is $10,000,000 less the positive difference between $18,000,000 and the product of the sum of 1,418,842 and the quantity of shares purchased in the exercise of the first $8 million of additional investment rights multiplied by the prevailing price per share of our common stock on the date Fletcher elects to exercise such right, all divided by the quotient obtained by dividing 10,000,000 by the prevailing price of Plug Power common stock on the date Fletcher elects to exercise such right. As used herein, a prevailing price is the average of the daily volume-weighted average price per share of common stock during the sixty-business-day period ending three days prior to the date Fletcher elects to exercise such right, provided however that the price may not exceed the average of the daily volume-weighted average prices for any ten business days within such sixty-business-day period. Each of the above referenced per share exercise prices for the additional investment rights was subject to adjustment as described below under "Adjustment Provisions."

As a result of this exercise price calculation, we may be required to sell shares of Plug Power at a discount to prices we would otherwise obtain in sales at market prices. The table below illustrates such potential discounts based on assumed decreases in our stock price from $6.00 (which, for the purposes of this illustration, serves as an approximation of the price of our common stock as of March 11, 2004, the date we filed Amendment No.1 to our Registration Statement on Form S-3), and an assumed price of Plug Power stock at the time of exercise. Note that Fletcher's right to purchase Plug Power shares is conditioned on the exercising of Fletcher's first $8 million of additional investment rights.
	Assumed	Effective	Percentage
MTI	Plug	Exercise	Discount	Plug Shares	Proceeds to
Price	Price	Price	to Market	Purchased	MTI
$6.00	$7.00	$5.66	19%	1,428,571	$8,084,031
$4.50	$7.00	$2.84	59%	1,428,571	$4,063,023
$3.00	$7.00	$0.03	99%	1,428,571	$ 42,016
$1.50	$7.00	$ -	100%	1,428,571	$ -

Adjustment Provisions

Our amended agreement with Fletcher also provides that we may be required to issue additional shares to Fletcher, reduce the exercise prices described above for the additional investment rights and/or extend the investment term upon the occurrence of certain events (each as more fully described below) including:

    a restatement of our financial results,
    a change in control of our company,
    a future issuance of our capital stock at a price less than $7.048 as it relates to the initial $10 million investment and $6.34 as it relates to all additional investments, or our failure to maintain the effectiveness of the registration statement relating to shares of our common stock that Fletcher owns or may acquire, as well as our failure to satisfy the other requirements relating to registration.

Restatement

In the event we restate any portion of our financial statements prior to January 29, 2005, or prior to the first anniversary of the closing of any additional investment, as the case may be, the exercise price for the additional investment rights will be adjusted to equal the prevailing price of our common stock sixty days after we restate our financial statements. In addition, with respect to any investments made prior to the time of the restatement, Fletcher will receive additional shares of common stock such that all such investments will have been effectively made at such adjusted exercise price.

Change in Control

In the event of a change of control of our Company prior to sixty days after the expiration of the additional investment term, we may have to issue additional shares of our common stock to Fletcher and the additional investment rights (including the right to purchase the Plug Power shares) may be accelerated. If the consideration per share paid to our shareholders in the change of control transaction is less than twice the amount of the price per share paid by Fletcher for any of its investments pursuant to the agreement with Fletcher or the certificate of additional investment rights, then we must issue to Fletcher a number of shares of our common stock such that all of its investments will have been effectively made at a price per share equal to such per share change of control consideration multiplied by 0.5. In addition, if our shareholders have not approved the transaction with Fletcher prior to a change of control of our Company, Fletcher may make a net basis settlement with respect to its additional investment rights. The mechanics of a net basis settlement are described below under "Net Basis Settlement and Shareholder Approval."

Dilutive Issuances

If on or prior to December 31, 2004 we issue any equity securities at a price below $7.048 as it relates to the initial $10 million investment and $6.34 as it relates to all additional investments, then we must issue to Fletcher a number of additional shares to reflect the number of shares it would have acquired if its purchase price was such lower price and adjust the exercise price for the additional investment rights to such lower price. In addition, if after December 31, 2004 and ending December 31, 2006 we issue any equity securities at a price below $7.048 as it relates to the initial $10 million investment and $6.34 as it relates to any additional investments which have been made, the exercise price for the additional investment rights shall be adjusted to provide Fletcher "weighted average" anti-dilution protection and we must issue to Fletcher a number of additional shares such that all prior investments will have been effectively made at such adjusted exercise price.

Registration Obligations

In the event we fail to satisfy our contractual obligations to register for resale shares of common stock issued or issuable to Fletcher, then we must issue to Fletcher a number of additional shares to reflect the number of shares it would have acquired if its purchase price was based on the actual exercise price reduced by five percent for each month in which we fail to satisfy our obligations and adjust the exercise price for the additional investment rights to such lower price. In addition, such failure will result in an extension of the investment term for each day we fail to satisfy our registration obligations. These registration obligations include, among other things, maintaining the effectiveness of registration statements.

Net Basis Settlement and Shareholder Approval

We are obligated under the agreement with Fletcher to seek shareholder approval of the issuance of more than 19.99 percent of our common stock pursuant to our transactions with Fletcher. In the event we do not obtain such shareholder approval, or in the event a change in control of our Company occurs prior to obtaining such shareholder approval, and as a result of the exercise of the additional investment rights, we would have issued more than 19.99 percent of our common stock, Fletcher will be entitled to a "net basis settlement", whereby it receives a certain number of shares of common stock, without any cash payment by Fletcher, representing the difference between the market value of the additional investment rights as of three business days prior to the date Fletcher elects to exercise such additional investment rights and the investment purchase price. Such number of shares shall equal the quotient obtained by dividing "X" by the closing price of our common stock on the date three days prior to Fletcher exercising an additional investment right (such price is referred to herein as the net basis price), where "X" is the product of (1) the additional investment amount, divided by the additional investment exercise price, multiplied by (2) the amount by which the net basis price exceeds the additional investment exercise price.

Other

The agreement also provides Fletcher certain other rights including, but not limited to, indemnification rights with respect to (1) breaches of representations, warranties and covenants contained in the agreements with Fletcher, and (2) misstatements in or omissions from the prospectus and the registration statement relating to shares of our common stock that Fletcher owns or may acquire.

Placement and Amendment Fees

In connection with the private placement, in February 2004 the Company paid placement fees of $600 thousand to Chicago Investment Group LLC and issued a warrant to purchase 28,377 shares of the Company's common stock at an exercise price of $10.572 per share. The warrant may not be exercised until February 5, 2005 and expires on February 5, 2006. In connection with the amendment of the private placement, the Company paid advisory fees of $300 thousand to Citigroup Global Markets Inc.

Dissenter's Rights

Under New York law, shareholders are not entitled to dissenters' rights with respect to Proposal No. 2.

The Board of Directors recommends that you vote to APPROVE the private placement.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held ten meetings during 2003. All directors attended at least 75% of all of the Board and committee meetings that they were eligible to attend during 2003. The Board has no formal policy regarding attendance at the annual meeting, however Directors are encouraged but not required to attend annual meetings of the Company's shareholders. All directors of the Company as of the date of the 2003 Annual Meeting of Shareholders attended the meeting. The Board of Directors has established an Audit Committee and a Compensation, Nominating and Governance Committee.

Audit Committee

The Audit Committee currently consists of Mr. Fischer (Chairman), Mr. O'Connor and Dr. Robb. Prior to the adoption of the new Audit Committee Charter on March 11, 2004, Mr. Dohring served as a member of the Audit Committee. The Board has determined that the current members of the Audit Committee are independent directors under the NASDAQ audit committee structure and membership requirements.

The Audit Committee met four times during 2003. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on March 11, 2004. The Committee, among other matters, is responsible for the annual appointment of independent accountants as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities and reviews the Charter of the Audit Committee. The Audit Committee Charter is included herein as Exhibit A and is available on our website at www.mechtech.com.

Report of the Audit Committee

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, PricewaterhouseCoopers LLP ("PwC"), are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.

The Board of Directors has designated Mr. Fischer as an "Audit Committee Financial Expert" under the Securities Exchange Act of 1934 and NASD standards.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit

Committees, and has discussed with PwC the independent accountants' independence from the Company and its management.

Recommendation that Financial Statements be Included in the Company's Annual Report

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

Mr. Steven Fischer (Chairman)

Mr. E. Dennis O'Connor

Dr. Walter L. Robb

Proposal No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee annually considers and recommends to the Board the appointment of the Company's independent auditors.

The Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC"), independent auditors, to audit the Company's consolidated financial statements for fiscal year 2004. PwC served as the Company's independent auditors for fiscal year 2003.

The Board recommends you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

The persons named in the enclosed Proxy will vote to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as independent auditors for the year ending December 31, 2004 unless otherwise directed by the shareholders. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders. If the shareholders do not ratify the appointment of PwC as the Company's independent auditors, the appointment of such independent auditors will be reconsidered by the Audit Committee and the Board.

Accounting Fees

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2003 and 2002 are as follows(1):
	Year Ended	Year Ended
	December 31,	December 31,
	2003	2002
Audit	$125,110	$77,900
Audit Related	8,600	4,725
Tax	43,450	9,800
All Other	-	-
Total	$177,160	$92,425

(1) The aggregate fees included in Audit are fees billed for the fiscal periods for the audit of the Company's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal periods.

The Audit Fees billed for the fiscal years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of quarterly consolidated financial statements, National Institute of Science and Technology contract audit, audit of the Company's 401(K) plan and its associated Form 11-K filing and consents and assistance with and review of documents filed with the Commission.

The Audit Related Fees billed during the fiscal years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to consultations concerning financial accounting and reporting standards.

The Tax Fees billed during the fiscal years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and advice related to proposed transactions.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors' independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to Section 202(a) of the Sarbanes-Oxley Act, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to a single committee member or executive officer.

A. Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent auditors to the Audit Committee.

B. Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the Securities and Exchange Commission must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

C. Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

D. Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

E. Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2003 services described under the captions "Audit Fees," "Audit Related Fees," and "Tax Fees" were approved by the Audit Committee.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

ON EXECUTIVE COMPENSATION

Until October 9, 2003, the Board of Directors did not have a nominating committee because director nominations were made by the Board of Directors as a whole, based on the advice of management. On October 9, 2003, the Board of Directors delegated the authority for nominations to the Board of Directors to the Compensation Committee, which has been renamed the Compensation and Nominating Committee. On April 28, 2004, the Board of Directors delegated the authority for governance to the Compensation and Nominating Committee, which has been renamed the Compensation, Nominating and Governance Committee. On April 28, 2004, the Board also adopted a Compensation, Nominating and Governance charter for the Company. That charter has been posted to the Company's website at www.mechtech.com. The Compensation, Nominating and Governance Committee consists of Drs. Robb and Sternlicht and Mr. O'Connor, who are all independent directors in accordance with the NASDAQ National Market System director independence standards. Mr. O'Connor is Chairman of the Compensation, Nominating and Governance Committee.

The role of the Compensation, Nominating and Governance Committee is to assist the Board of Directors by 1) identifying, evaluating and recommending the nomination of Board members; 2) setting the compensation for the Company's Chief Executive Officer; 3) establishing bonus and option pool amounts for other employees and performing other compensation oversight; 3) establishing Director compensation; 4) selecting and recommending Director candidates to the Board of Directors; 5) recommending improved governance of the Company to the Board of Directors; and 5) assisting the Board of Directors with other assigned tasks as needed.

Prior to the delegation of nomination responsibilities to the Compensation, Nominating and Governance Committee, Directors were nominated by the full Board of Directors, based on input from management. In looking for Directors, the Board focused on the candidate's credentials, business savvy, concern for the Company's shareholders and since 2003, that such Directors met the director independence standards of the Nasdaq National Market System. It is anticipated that the Compensation, Nominating and Governance Committee will continue to follow these standards.

Neither the Company, nor its Compensation, Nominating and Governance Committee has a formal policy by which shareholders may recommend Director candidates, but the newly formed Committee will consider appropriate candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 431 New Karner Rd., Albany New York, 12205. The mailing envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a shareholder and provide a brief summary of the candidate's qualifications. At a minimum, candidates recommended for election to the Board of Directors must meet the independence standards of the NASDAQ National Market System.

The Compensation, Nominating and Governance Committee administers the executive compensation program for the Company and MTI Instruments. This Committee is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Company's and MTI Instruments' senior management teams. The executive compensation program for MTI Micro is managed by the Compensation Committee of MTI Micro. The Compensation, Nominating and Governance Committee of MTI approves the size of the option pool for MTI Micro officers, directors and employees. The Compensation, Nominating and Governance Committee met two times during 2003.

The Committee believes that the primary objectives of the Company's compensation policies are to attract and retain a management team that can effectively implement and execute the Company's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; and (ii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on shareholder return.

The Committee's goal is to use compensation policies to closely align the interests of management with the interests of shareholders in building long-term value for the Company's shareholders. The Committee reviews its compensation policies from time to time in order to determine the reasonableness of the Company's compensation programs and to take into account factors which are unique to the Company.

As described below, Messrs. Church and Soucy and Drs. Acker and Gottesfeld have signed Employment Agreements with the Company defining the employee's duties, salary, severance arrangements and restrictions on competition with the Company. For more detailed information on such employment arrangements, see "Employment Agreements" below.

Base Salary. The Committee's goal is not only to assure a base salary sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the performance of the Company.

Bonus. No cash bonuses were paid to Mr. Church or Dr. Acker in 2003, although both received equity bonuses. Messrs. Chaves and Soucy and Dr. Gottesfeld were each paid a cash bonus in 2003, as well as equity bonuses.

Stock Options. The Company issues options, to purchase MTI common stock, to its employees, directors and senior management, and has in the past issued such options to the employees and senior management of MTI Micro. MTI Micro issues options, to purchase MTI Micro common stock, to its employees, directors and senior management of MTI Micro and also issues options in MTI Micro to directors of the Company. In the past, MTI Micro has issued stock options in MTI Micro to employees and senior management of the Company.

In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held companies, the Compensation, Nominating and Governance Committee determined that the Company should provide equity incentives to its senior management. Stock options, and in the case of Mr. Church, restricted stock, have been issued in recognition of the performance of the senior management team to date in improving the Company's financial position, establishing important strategic relationships with distributors, and developing technology and bringing to market innovative new products. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all shareholders. Most of the stock option grants vest over a multi-year period.

Compensation of Chief Executive Officer. Dale W. Church has been the Company's Chief Executive Officer since October 22, 2002 and received salary compensation of $240,000 for the year ended December 31, 2003. The compensation for Mr. Church was based upon careful analysis of other comparable public companies' chief executive officer's compensation and the performance of the Company, including progress on the development and commercialization of MTI Micro's direct methanol micro fuel cell system, revenue generation at MTI Instruments and Mr. Church's efforts in identifying potential funding sources for the Company and its subsidiaries.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portions of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the shareholders, after taking into consideration changing business conditions or the officer's performance.

Compensation, Nominating and Governance Committee

Dr. Walter Robb
Dr. Beno Sternlicht
Mr. E. Dennis O'Connor (Chairman)

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

In 2003, the Compensation, Nominating and Governance Committee consisted of Drs. Robb and Sternlicht and Mr. O'Connor, none of whom are employees of the Company. For information concerning the committee members' relationship to the Company see "Securities Ownership of Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management believes transactions among related parties are as fair to the Company as obtainable from unaffiliated third parties.

During 2003, Mechanical Technology sold 773,600 shares of SatCon Technology Corporation ("SatCon") common stock and as of December 31, 2003 holds no shares of SatCon common stock. David B. Eisenhaure, a Director of the Company, is President, Chief Executive Officer and Chairman of the Board of Directors of SatCon.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership of the Company's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Company's most recent calendar year, except that on March 3, 2004, an amended Form 4 was filed for Dr. Shimshon Gottesfeld reflecting the purchase of 15,000 shares of Company common stock on June 28, 2002 by his wife. Dr. Gottesfeld disclaims beneficial ownership of such shares.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular Director may send a letter to the Secretary of the Company at 431 New Karner Road, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics for employees, officers and directors. The Code of Ethics was filed on March 10, 2004 as Exhibit 14.1 to the Company's Form 10-K for the year ended December 31, 2003. A copy may be obtained at no charge by written request to the attention of the Secretary of the Company at 431 New Karner Road, Albany, New York 12205. A copy of the Code of Ethics is also available on the Company's website at www.mechtech.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services rendered to the Company for the years ended December 31, 2003, 2002 and 2001, of those persons who were at December 31, 2003 (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers or key employees (collectively, the "Named Employees")

SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION		LONG-TERM COMPENSATION
	TWELVE			SECURITIES
	MONTH			UNDERLYING	RESTRICTED	ALL
NAME AND	FISCAL			OPTIONS	STOCK	OTHER
PRINCIPAL POSITION	PERIOD ENDED	SALARY	BONUS	(#)	AWARD	COMPENSATION
Dale W. Church,	12/31/2003	$240,000	$ -	124,6672	$ -	$ 6,2405
Chief Executive Officer	12/31/20021	$ 23,077	$ -	70,0003	$50,0004	$ -
Dr. William P. Acker,	12/31/2003	$200,000	$ -	166,6677	$ -	$ 8,0005
President and CEO	12/31/2002	$193,750	$ -	83,3347	$ -	$ 6,8275
MTI MicroFuel Cells Inc.	12/31/20016	$175,000	$ 75,000	-	$ -	$ 2,8275
Denis P. Chaves,	12/31/2003	$190,241	$ 25,000	15,0008	$ -	$ 7,6105
Vice President and	12/31/2002	$177,585	$ -	-	$ -	$ 7,1035
General Manager	12/31/20016	$170,000	$ 22,500	-	$ -	$ 6,8005
MTI Instruments, Inc.
Dr. Shimshon Gottesfeld,	12/31/2003	$180,000	$ 20,000	100,0017	$ -	$ 5,4005
Vice President of R&D and	12/31/2002	$180,000	$ 40,000	16,6677	$ -	$ 7,7729
Chief Technology Officer	12/31/20016	$180,000	$ 79,11410	-	$ -	$35,16411
MTI MicroFuel Cells Inc.
Alan J. Soucy,	12/31/2003	$296,539	$ 50,000	100,0007	$ -	$ 6,3545
Chief Operating Officer	12/31/20021	$121,154	$ -	141,66712	$ -	$ -
MTI MicroFuel Cells Inc.

1 Represents compensation for a portion of the fiscal year based upon employment dates:

Mr. Church joined the Company as Chairman and Chief Executive Officer on October 22, 2002.
Mr. Soucy joined MTI MicroFuel Cells Inc. as Chief Operating Officer on August 5, 2002.

2 Represents 53,000 options to purchase shares of the Company's common stock and 71,667 options to purchase shares of common stock of MTI MicroFuel Cells Inc., a subsidiary of the Company.

3 Represents 45,000 options to purchase shares of the Company's common stock awarded under the Directors' Stock Option Program for services as a Director and 25,000 options to purchase shares of common stock of MTI MicroFuel Cells Inc., a subsidiary of the Company.

4 Represents 50,000 shares of restricted common stock of the Company valued at $1 per share based on the market price on the date of issue. The restrictions lapsed on October 22, 2003.

5 Represents Company matching contributions of $1.00 for each $1.00 contributed by the named individual to the Company's 401(k) Savings Plan up to a maximum of 4% of base salary.

6 In 2002, the Company changed its fiscal year-end from September 30 to December 31, effective with the calendar year beginning January 1, 2002. The compensation information for the twelve-month fiscal period ended December 31, 2001 includes the three-month transition period from October 1, 2001 to December 31, 2001 which preceded the start of fiscal 2002 and excludes the three-month period from October 1, 2000 to December 31, 2000.

7 Represents options to purchase common shares of MTI MicroFuel Cells Inc., a subsidiary of the Company.

8 Represents options to purchase shares of the Company's common stock.

9 Represents Company matching contribution of $4,846 to the 401(k) Savings Plan and $2,926 in moving expenses reimbursement.

10 Represents a $79,114 bonus for the purchase of 33,334 shares of Class A Preferred Stock of MTI MicroFuel Cells Inc., a subsidiary of the Company. The preferred stock was converted to common stock on a 1 for 1 basis during 2003.

11 Represents Company matching contributions of $4,292 to the Company's 401(k) Savings Plan, $20,216 in moving expenses paid by the Company and bonus for gross up of taxes for relocation expenses of $10,656.

12 Represents 50,000 options to purchase shares of the Company's common stock and 91,667 options to purchase shares of common stock of MTI MicroFuel Cells Inc., a subsidiary of the Company.

Option Grants Table

The following table sets forth information concerning individual grants of stock options to purchase the Company's Common Stock made to the Named Employees during 2003:

OPTION GRANTS IN 2003 TO PURCHASE THE COMPANY'S COMMON STOCK
________________Individual Grants________________
					Potential Realizable
					Value at Assumed
	Number of	Percentage			Annual Rates of
	Shares	Of Total			Stock Price
	Underlying	Options	Exercise		Appreciation for
	Options	Granted to	Price	Expiration	Option Term1
Name	Granted	Employees	(per share)	Date	5%($)	10%($)
Dale W. Church	30,0002	10.80%	$1.91	03/31/2013	$ 36,036	$ 91,321
	20,0003	7.20%	$1.91	03/31/2013	$ 24,024	$ 60,881
	3,0003	1.08%	$2.80	06/18/2013	$ 5,283	$ 13,387
Dr. William P. Acker	-	-	$ -	-	$ -	$ -
Denis P. Chaves	15,0004	5.40%	$2.02	04/16/2013	$ 19,056	$ 48,290
Dr. Shimshon Gottesfeld	-	-	$ -	-	$ -	$ -
Alan J. Soucy	-	-	$ -	-	$ -	$ -

1 Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon SEC requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

2 Options vest on a two-year vesting schedule, fifty percent vesting on each anniversary of the date of grant.

3 100% exercisable at grant.

4 Options vest on a four-year vesting schedule, twenty-five percent vesting on each anniversary of the date of grant.

MTI MicroFuel Cells Inc., a subsidiary of the Company, also grants options to purchase shares of its common stock to officers, directors and employees of the Company. The following table sets forth information concerning individual grants of stock options to purchase MTI MicroFuel Cells Inc. Common Stock made to the Named Employees during 2003:

OPTION GRANTS IN 2003 TO PURCHASE MTI MICROFUEL CELLS INC. COMMON STOCK
________________Individual Grants________________
					Potential Realizable
					Value at Assumed
	Number of	Percentage			Annual Rates of
	Shares	of Total			Stock Price
	Underlying	Options	Exercise		Appreciation for
	Options	Granted to	Price	Expiration	Option Term1
Name	Granted	Employees	(per share)	Date	5%($)	10%($)
Dale W. Church	46,667	5.58%	$2.55	03/31/2013	$ 74,839	$189,657
	25,000	2.99%	$2.55	09/14/2013	$ 40,092	$101,601
Dr. William P. Acker	166,667	19.94%	$2.55	03/31/2013	$267,281	$677,342
Denis P. Chaves	-	-	$ -	-	$ -	$ -
Dr. Shimshon Gottesfeld	66,667	7.98%	$2.55	03/31/2013	$106,913	$270,938
	33,334	3.99%	$2.55	09/14/2013	$ 53,457	$135,471
Alan J. Soucy	50,000	5.98%	$2.55	03/31/2013	$ 80,184	$203,202
	50,000	5.98%	$2.55	09/14/2013	$ 80,184	$203,202

1 Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon SEC requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth certain information regarding stock options exercised during 2003 and held as of December 31, 2003 by the Named Employees of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES - MTI
			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			Year End (#)		at Year End ($)(2)
	Shares
	Acquired	Value
	On Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dale W. Church	-	$ -	213,000	30,000	$697,380	$106,800
Dr. William P. Acker	-	$ -	275,000	-	$259,500	$ -
Denis P. Chaves	25,000	$145,114	249,200	21,250	$991,906	$ 67,969
Dr. Shimshon Gottesfeld	-	$ -	37,500	12,500	$ 97,312	$ 32,438
Alan J. Soucy	-	$ -	25,000	25,000	$112,250	$112,250

(1) Represents the difference between the exercise price and the fair value of the Company's common stock on the date of exercise.

(2) Value is based on the closing sale price of the Company's common stock on the Nasdaq National Market on December 31, 2003, less the option exercise price.

MTI MicroFuel Cells Inc., a subsidiary of the Company, also grants options to purchase shares of its common stock to officers, directors and employees of the Company. The following table sets forth certain information regarding stock options exercised during 2003 and held as of December 31, 2003 by the Named Employees of the Company. There is no public market for MTI MicroFuel Cells Inc.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES - MTI MICROFUEL CELLS INC.
			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			Year End (#)		at Year End ($)
	Shares
	Acquired	Value
	On Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dale W. Church	-	$ -	48,333	48,334	$ -	$ -
Dr. William P. Acker	-	$ -	104,167	145,834	$ -	$ -
Denis P. Chaves	-	$ -	-	-	$ -	$ -
Dr. Shimshon Gottesfeld	-	$ -	20,834	95,834	$ -	$ -
Alan J. Soucy	-	$ -	58,333	133,334	$ -	$ -

(1) Represents the difference between the exercise price and the fair value of the Company's common stock on the date of exercise.

Equity Compensation Plans

The Company has two stock option plans, the 1999 Employee Stock Incentive Plan and the 1996 Stock Incentive Plan. The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2003.

	Number of Securities To Be		Number of Securities
	Issued Upon Exercise of	Weighted Average Exercise	Remaining Available for
	Outstanding	Price of Outstanding	Future Issuance Under
Plan Category	Options, Warrants, Rights(1)	Options, Warrants, Rights	Equity Compensation Plans
Equity compensation plans approved by security holders	2,875,150	$3.29	3,703,582

(1)Under both the 1996 and 1999 Plans, the securities available under the Plans may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

The 1996 Plan also provides for increases to securities available by 10% of any increase in shares outstanding, excluding shares issued under option plans.

On December 22, 2003, the Company announced the successful completion of the first phase of its stock option exchange offer. A total of 757,000 options with an average exercise price of approximately $19 were tendered by employees and then cancelled by the Company in exchange for the future issuance of options at a one-for-two ratio. New options are expected to be issued in the final phase of the exchange offer on or after June 23, 2004 at the then current market price to employees and directors who are employed by the Company or serve as directors of the Company from the acceptance date through the date that the new options are granted. As of March 31, 2004, the Company anticipates issuing 341,000 options associated with the exchange.

Employment Agreements

Mr. Dale W. Church, Chief Executive Officer, has an employment agreement with the Company that provides a base salary of $10,000 per month which was increased to $20,000 per month effective January 1, 2003. The agreement also provides for the grant of 50,000 shares of restricted stock which vested one year from his employment commencement date. He will also receive 100% of his base salary and benefits for six months if he is terminated without cause. This agreement continues unless modified.

Dr. William P. Acker, Chief Executive Officer and President of MTI MicroFuel Cells Inc. ("MTI Micro") has an employment agreement with MTI Micro that provides a base salary of $200,000. He will also receive 100% of his base salary and benefits for one year, subject to reduction for any amounts earned in other employment, if he is terminated without cause. This agreement continues unless modified.

Dr. Shimshon Gottesfeld, Vice President of Research and Development and Chief Technology Officer of MTI Micro has an employment agreement, effective March 4, 2004, for a 3 year term expiring on March 4, 2007. The agreement provides for a base salary of $250,000 per year. He will also receive 100% of his base salary for 6 months if he is terminated without cause or if he leaves employment for certain reasons as defined in the agreement.

Mr. Alan J. Soucy, Chief Operating Officer of MTI Micro has an employment agreement with MTI Micro that provides a base salary of $295,000. He will also receive 100% of his base salary for 6 months, subject to reduction for any amounts earned in other employment, if he is terminated without cause. This agreement continues unless modified.

Directors' Compensation

For fiscal year 2003, members of the Company's Board of Directors were issued options pursuant to a Directors' Stock Option Program adopted in 1998 and amended in 2001 and 2003. All options were immediately vested and had exercise prices equal to the closing price of the Company's common stock on the Nasdaq National Market System on the date of grant. Beginning in 1999, as of April 1 of each year, options to purchase 20,000 shares of the Company's common stock were issued to each non-employee director serving as a director on the date of the Annual Meeting. Directors serving as a member of the Audit Committee or the Compensation, Nominating and Governance Committee also received an additional grant of 5,000 and 3,000 options for shares, respectively. The price for all of the above-referenced options was $1.91 per share.

In June 2003, members of the MTI Instruments Board were awarded options for an additional 3,000 shares. The price for these options was $2.80 per share. In September 2003, Steven Fischer joined the Board of Directors and became the Chairman of the Audit Committee. Mr. Fischer was awarded options for 27,000 shares (20,000 for his annual grant and 7,000 for his service as Chairman of the Audit Committee). Mr. Fischer's options were issued at a price of $3.21 per share.

All non-employee members of the MTI Board who are not also members of the MTI Micro Board received a grant of options for 16,667 MTI Micro common shares at an exercise price of $2.55 per share. Fifty percent of such options vested as of April 1, 2003 and the remaining fifty percent vested April 1, 2004. All non-employee members of the MTI Micro Board, including Dr. Beno Sternlicht, who is also a member of the MTI Board, received a grant of options for 46,667 MTI Micro common shares at an exercise price of $2.55 per share. Fifty percent of these shares vested April 1, 2003 and the remaining fifty percent vested April 1, 2004. When Mr. Fischer became a member of the MTI Micro Board in March 2004, he also received a grant of options for 46,667 common shares of MTI Micro at an exercise price of $2.76 per share. One half of Mr. Fischer's options vested on March 3, 2004 and the second half will vest as of March 3, 2005.

As of March 11, 2004, the Company's Board of Directors adopted a new Director's Stock Option Program. Pursuant to this program, each non-employee director will be awarded options as of the date of the Annual Meeting each year if the director continues to serve in his capacity as a director on that date. Directors will receive no cash compensation for their service as Directors, but will receive options to purchase 25,000 shares of the Company's common stock. The Chairman of the Audit Committee will receive a grant of 7,500 additional options and each member of the Audit Committee will receive 3,750 additional options. The Chairman of the Compensation, Nominating and Governance Committee and the Chairman of MTI Instruments will receive 5,000 additional options and each member of the Compensation, Nominating and Governance Committee and the MTI Instruments Board will receive a grant of 2,500 additional options. All options are priced based on the closing price of the Company's stock on the Nasdaq National Market System on the date of grant and are immediately vested.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return of companies included within the Standard & Poor's (S&P) 500 Index and the companies included within the S&P Information Technology Index for the period commencing October 1, 1998 and ending December 31, 2003. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the S&P 500 Index and the S&P Information Technology Index on October 1, 1998, the first day of the Company's fiscal year.

Measurement Period	MKTY	S&P 500 Index	S&P Technology
(Fiscal Year Covered)			Sector Index
FYE 9/30/98	100.00	100.00	100.00
FYE 9/30/99	748.68	127.81	179.51
FYE 9/30/00	682.99	144.78	216.40
FYE 9/30/01	221.07	106.24	79.30
FYE 12/31/02	105.48	91.61	66.88
FYE 12/31/03	345.51	117.88	98.46

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2004 for:

  all persons known by us to own beneficially 5% or more of the common stock;

  each of our directors;
  the executive officers and key employees listed in the Summary Compensation Table; and
  all such directors and executive officers as a group.
	Shares Beneficially Owned1 _____________________________________________
Name of Beneficial Owner	Number2		Percent
First Albany Companies Inc.	2,991,040		10.24%
Fletcher International, Ltd.	2,699,786	3	8.86
Dr. William P. Acker	325,000	4	1.10
Denis P. Chaves	252,950	5	*
Dale W. Church	421,014	6	1.43
Edward A. Dohring	223,689	7	*
David B. Eisenhaure	53,000	8	*
Steven N. Fischer	27,000	9	*
Dr. Shimshon Gottesfeld	73,000	10	*
E. Dennis O'Connor	294,500	11	1.00
Dr. Walter L. Robb	259,300	12	*
Alan J. Soucy	25,000	13	*
Dr. Beno Sternlicht	928,531	14	3.16
All present Directors and Officers as a group (15 persons)	3,127,284	15	10.09

*Percentage is less than 1.0% of the outstanding common stock.

1 Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the Shareholder. The address of First Albany Companies Inc. is 30 South Pearl Street, Albany, New York 12207. The address of Fletcher International, Ltd. is c/o Appleby Corporate Services (Bermuda) Ltd., Canon's Court, 22 Victoria Street, P.O. Box HM 1179, Hamilton HM EX, Bermuda. The address of all other listed shareholders is c/o Mechanical Technology Inc., 431 New Karner Road, Albany, New York 12205. This table does not include any beneficially owned shares of MTI MicroFuel Cells Inc., a subsidiary of the Company.

2 The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 31, 2004, through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person, which are exercisable within 60 days of March 31, 2004, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 29,205,616 shares of common stock outstanding as of March 31, 2004.

3 Includes 1,280,944 shares issuable to Fletcher upon exercise of its additional investment rights, subject to a cap on total shares issuable to Fletcher of 2,699,786 shares, which number is subject to increase at Fletcher's option upon delivery of a 65-day notice as set forth in the Fletcher Agreement.

4 Includes options for 275,000 shares, which are exercisable within 60 days of March 31, 2004.

5 Includes options for 252,950 shares, which are exercisable within 60 days of March 31, 2004.

6 Includes options for 228,000 shares, which are exercisable within 60 days of March 31, 2004 and 2,250 shares owned by Mr. Church's wife. Mr. Church disclaims beneficial ownership of such shares.

7 Includes options for 195,000 shares, which are exercisable as of March 31, 2004.

8 Includes options for 50,000 shares, which are exercisable as of March 31, 2004.

9 Includes options for 27,000 shares, which are exercisable as of March 31, 2004.

10 Includes options for 37,500 shares, which are exercisable within 60 days of March 31, 2004 and 15,500 shares owned by Dr. Gottesfeld's wife. Dr. Gottesfeld disclaims beneficial ownership of such shares.

11 Includes options for 153,000 shares, which are exercisable as of March 31, 2004.

12 Includes options for 151,000 shares, which are exercisable as of March 31, 2004.

13 Includes options for 25,000 shares, which are exercisable within 60 days of March 31, 2004.

14 Includes options for 194,000 shares, which are exercisable as of March 31, 2004 and 200,970 shares held by Dr. Sternlicht's wife as custodian for their children. Dr. Sternlicht disclaims beneficial ownership of such shares.

15 Includes options for 1,789,000 shares, which are exercisable within 60 days of March 31, 2004.

ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, may be obtained by addressing a written request to the Investor Relations Department at the Company's corporate headquarters, 431 New Karner Road, Albany, New York 12205.

Solicitation of Proxies

The cost of solicitation of Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, officers and employees of the Company may solicit Proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

Revocation of Proxies

Subject to the terms and conditions set forth herein, all Proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

In order to be included in Proxy material for the 2005 Annual Meeting of Shareholders, shareholders' proposed resolutions must be received by the Company at its offices, 431 New Karner Road, Albany, New York 12205 on or before January ___, 2005. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

If a shareholder of the Company wishes to present a proposal before the 2005 Annual Meeting of Shareholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by April ___, 2005.

If a shareholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

Management does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors

Catherine S. Hill
Secretary

Albany, New York

May___, 2004

Exhibit A

MTI

Charter of the Audit Committee

of the Board of Directors

(Adopted March 11, 2004)

I. Purpose

The Audit Committee shall provide assistance to the directors of the Company in fulfilling their responsibility to the shareholders relating to corporate accounting matters, the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's purpose is to:

  Assist the Board's oversight of:
  The reliability and integrity of the Company's accounting policies and financial reporting and disclosure practices;
  The establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and Company policy, including a process for receipt of complaints and concerns regarding accounting, internal control or auditing matters;
  The independent auditor's qualifications and independence; and
  The performance of the Company's internal audit function, if instituted, and independent auditor.
  Prepare the report of the Audit Committee to be included in the Company's annual proxy statement.

II. Structure and Operations

Composition and Qualifications

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an "independent" director for purposes of Audit Committee membership in accordance with the rules of the NASDAQ and any other applicable legal or regulatory requirement. (See Attachment A for the definition of independence.)

All members of the Audit Committee shall, in the judgment of the Board, be financially literate, which at a minimum means possessing a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall, in the judgment of the Board, have accounting or related financial management expertise. The Audit Committee shall also disclose, in accordance with applicable regulatory requirements, whether any member of the Audit Committee is a "financial expert," as defined by the Securities and Exchange Commission. The Audit Committee should have at least one financial expert.

Appointment and Removal

The members of the Audit Committee shall be designated by the Board annually and shall serve until such member's successor is duly designated or until such member's earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board. Unless a Chair is designated by the full Board, the members of the Audit Committee shall designate a Chair by majority vote of the full Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee and, to the extent not expressly reserved to the Audit Committee by the Board or by applicable law, rule or regulation, to any other committee of directors of the Company appointed by it, which may or may not be composed of members of the Audit Committee.

III. Meetings

The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call meetings of the Audit Committee. The Audit Committee shall meet periodically with each of management and the independent auditor, separately, to discuss any matters that the Audit Committee believes should be discussed privately. In addition, the Audit Committee should receive quarterly communications from the independent auditor and management regarding financial results, consistent with Section IV.1 below.

Any director of the Company who is not a member of the Audit Committee may attend meetings of the Audit Committee; provided, however, that any director who is not a member of the Audit Committee may not vote on any matter coming before the Audit Committee for a vote. The Audit Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may meet in executive session, as the Audit Committee deems necessary or appropriate.

IV. Responsibilities and Duties

The following functions shall be common recurring activities of the Audit Committee in carrying out its purpose set forth in Section I of this Charter. These functions should serve as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Audit Committee that the Audit Committee deems appropriate or necessary and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

  Review and discuss with management and the independent auditor the annual and quarterly financial statements prior to their filing, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a discussion with the independent auditor of the matters required to be communicated by applicable Statements of Auditing Standards.
  Discuss with management and the independent auditor generally the Company's philosophy and processes associated with earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.
  Review with the independent auditor all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
  Review the Company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application, and the key accounting decisions affecting the Company's financial statements including alternatives to, and the rationale for, the decisions made.

The Independent Auditor

(5) Have the sole authority and responsibility to select (subject to shareholder ratification), evaluate, determine the compensation of and, where appropriate, replace the independent auditor periodically and make determinations regarding the appointment or termination of the independent auditor and the approval of all audit and non-audit services by the independent auditor. The independent auditor is ultimately accountable to the Audit Committee for such auditor's review of the financial statements and controls of the Company. On an annual basis, the Audit Committee will review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's independence.
  At least annually, obtain and review a report by the independent auditor describing: the independent auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

  (7) Oversee the independence of the auditor by:

    Receiving from the independent auditor, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standards and with all applicable laws, rules and regulations.

      Reviewing, and actively discussing with the Board, if necessary, and the independent auditor, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor and to pre-approve any non-audit engagement between the Company and the independent auditor consistent with regulatory requirements and disclose any such engagements in the periodic reports of the Company.
      Developing clear hiring policies for employees or former employees of the independent auditor.
      Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.
      Ensuring that the lead audit partner, the concurring review partner, the client service partner and other partners directly involved in the performance of the audit, of the independent auditor are rotated at least every five years.

  Financial Reporting Process

    In consultation with the independent auditor, review the integrity of the financial reporting processes, both internal and external.
    Review:(i) the Company's disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company's ability to record, process, summarize and report financial data; and (iii) any fraud, material or otherwise, that involves management or other employees who have a significant role in the Company's internal controls.
    Consider and approve, if appropriate, major changes to auditing and accounting principles and practices as suggested by the independent auditor or management.
      Establish regular systems for review with the Audit Committee by finance management and the independent auditor regarding any significant judgments made, or significant disagreements, in management's preparation of the financial statements. As a part thereof, the Audit Committee shall review any problems or difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information and management's response.
      If appropriate, review and approve the internal corporate audit staff functions, including: (a) purpose, authority and organizational reporting lines; (b) annual audit plan, budget and staffing; and (c) concurrence in the appointment, compensation and rotation of the corporate audit staff.

  Ethical and Legal Compliance/General

  (13) Review with the Company's General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements, and review and investigate any matters pertaining to integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company.

  (14) Establish procedures for the receipt, retention and treatment of complaints and concerns (including a procedure for submitting such complaints and concerns on a confidential and anonymous basis) received by the Company regarding accounting, internal accounting controls, or auditing or related matters.
    Ensure management has a proper review system in place to ensure that financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.
      Review with management and independent auditor, at least annually, policies with respect to risk assessment and risk management.
      Establish a code of ethics for the senior financial personnel of the Company in accordance with applicable law, rules and regulations.
    Perform any other activities consistent with this Charter, the By-Laws of the Company, NASDAQ rules and any other applicable law, rules or regulations as the Audit Committee or the Board deems necessary or appropriate.

    Reports

    Report regularly to the Board (i) following meetings of the Audit Committee, (ii) with respect to such other matters as are relevant to the Audit Committee's discharge of its responsibilities, (iii) with respect to such recommendations as the Audit Committee may deem appropriate, and (iv)the Audit Committee's conclusions with respect to the independent auditor. The report to the Board may take the form of an oral report by the Chair or any other member of the Audit Committee designated by the Audit Committee to make such report.

    Prepare and publish an annual report of the Audit Committee to be included in the Company's Proxy Statement.
    Maintain minutes and other records of meetings and activities of the Audit Committee, as appropriate under applicable law.

  V. Annual Performance Evaluation

  The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee and its members, including a review of adherence of the Audit Committee to this Charter. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers necessary or appropriate. The Audit Committee shall conduct such evaluation and reviews in such manner as it deems appropriate.

  Attachment A

  Independence for Audit Committee Members

  Independence

  The Audit Committee is required to consist of at least three directors, each of whom must be independent. An independent director is a director whom the Board has determined has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and otherwise meets the requirements for "independence" under the rules of the NASDAQ and any other applicable legal or regulatory requirement. Set forth below are current criteria affecting Audit Committee membership:
    Employees of the Company or its affiliates* may not serve on the Audit Committee until five years following the termination of employment.
    A director who is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company (or of an affiliate) may not serve on the Audit Committee until five years following the end of either the affiliation or the auditing relationship.
    The only compensation a director may receive from the Company are the fees and compensation received for serving on the Board and Committees of the Board, which may be received in cash, stock options or other in-kind consideration ordinarily available to Company directors, as well as other regular benefits other Company directors receive. Neither a director, nor the firm with which a director is associated, may receive any compensation for providing consulting, legal or financial advisory services, regardless of who within the firm provides the service.
    A director who is employed as an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee may not serve on the Audit Committee.
    A director who is an immediate family member** of any individual who falls within the preceding categories cannot serve on the Audit Committee until five years following the termination of such relationship.

  * Affiliate includes a subsidiary, sibling company, predecessor, parent company, or former parent company

  ** Immediate family includes a person's spouse, parents, children, siblings, parents-in-law, sons-and daughters-in-law, brothers- and sisters-in-law, and anyone (other than the employee) who shares such person's home.

  Appendix A - Proxy Card

  MECHANICAL TECHNOLOGY INCORPORATED

  431 New Karner Road, Albany, New York 12205

  PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

  THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF AUTHORITY TO VOTE FOR ITEM 1, ELECTION OF DIRECTORS, IS NOT SPECIFICALLY WITHHELD, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN THE PROXY STATEMENT. IF NO CHOICE IS SPECIFIED WITH RESPECT TO ITEM 2, THE PROXY WILL BE VOTED FOR THIS PROPOSAL.

  The undersigned hereby appoints Dale W. Church and Cynthia A. Scheuer, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Mechanical Technology Incorporated, to be held at The Century House, 997 New Loudon Road, Route 9, Latham, New York, at 10:00 a.m. on June 24, 2004, or any adjournment thereof, as follows:

    ELECTION OF DIRECTORS:

FOR THE THREE NOMINEES LISTED BELOW	_____	WITHHOLD AUTHORITY	____
(except as marked to the contrary below)		to vote for all nominees listed below

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Three Year Term:	Steven N. Fischer	Walter L. Robb	Beno Sternlicht

  2. TO APPROVE THE PRIVATE PLACEMENT OF THE COMPANY'S COMMON STOCK TO FLETCHER INTERNATIONAL, LTD.

FOR	_____	AGAINST	_____	ABSTAIN	_____

  3 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR MECHANICAL TECHNOLOGY INCORPORATED FOR THE YEAR ENDING DECEMBER 31, 2004.

FOR	_____	AGAINST	_____	ABSTAIN	_____

  IN THEIR DISCRETION, UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS.
Date, 2004

  Please sign exactly as name appears on this proxy. When

  shares are held by joint tenants, both should sign. When

  signing as attorney, executor, administrator, trustee, or guardian,

  please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ATTENDANCE AT MEETING: NO _____ YES _____ NUMBER ATTENDING _____	Please provide Social Security Number or Tax Identification Number ___________________________________________________